UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2026

LESAKA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7 Parks Boulevard
Oxford Parks, 1st Floor
 Dunkeld, Johannesburg, South Africa 2196
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: + 27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	LSAK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2026, Lesaka Technologies, Inc.’s Remuneration Committee (“Committee”) resolved to increase the annual base salary of Mr. Dan Smith, our Group Chief Financial Officer, to ZAR 7,222,500 ($447,053, translated at the September 11, 2026 $/ZAR rate of $1: ZAR 16.1558). The increase in annual base salary was effective from September 1, 2026.

On September 8, 2026, our Committee also adopted cash incentive awards for fiscal 2027 for Messrs. Steven Heilbron, Naeem Kola, Lincoln Mali and Dan Smith. The Committee retains broad discretionary authority with regards to these cash incentive awards to evaluate performance outcomes and determine final award amounts. In exercising such discretion, the Committee may consider a range of qualitative and quantitative factors, including, but not limited to:

• our overall financial performance;

• specific operating segment financial performance;

• the impact of unannounced or uncompleted merger and acquisition transactions;

• extraordinary, non-recurring, or unanticipated events;

• changes in accounting standards, capital structure, or business strategy; and

• other factors the Committee determines to be relevant and appropriate.

The Committee may, in its discretion, increase, reduce, or eliminate any cash incentive award(s) that would otherwise be payable based on formulaic performance results, including reducing payouts to zero, regardless of whether applicable performance targets are achieved.

Cash Incentive Awards for Fiscal 2027

Under the cash incentive awards, each of Messrs. Heilbron, Kola, Mali and Smith will be eligible to earn a cash incentive award based on a number of quantitative factors based on our fiscal 2027 financial performance and his individual contribution toward the achievement of certain objectives described under "Qualitative Portion of the Cash Incentive Awards" below. The terms of the cash incentive awards are summarized below.

Mr. Steven Heilbron

Mr. Heilbron's cash incentive award provides for an expected performance range cash incentive award of between 20% and 120% of his annual base salary of $400,000 for fiscal 2027. A 30% weighting is applied to quantitative performance factors and 70% is based on qualitative factors. The award could amount to a maximum of 120% of Mr. Heilbron's base salary based on the assessment of performance against both quantitative and qualitative targets.

Mr. Heilbron's maximum award represents 120% of his fiscal 2027 base salary, or $480,000.

Mr. Naeem Kola

Mr. Kola's cash incentive award provides for an expected performance range cash incentive award of between 20% and 120% of his annual base salary of $400,000 for fiscal 2027. A 75% weighting is applied to quantitative performance factors and 25% is based on qualitative factors. The award could amount to a maximum of 120% of Mr. Kola's base salary based on the assessment of performance against both quantitative and qualitative targets.

Mr. Kola's maximum award represents 120% of his fiscal 2027 base salary, or $480,000.

Mr. Lincoln Mali

Mr. Mali’s cash incentive award provides for an expected performance range cash incentive award of between 20% and 120% of his annual base salary of ZAR 8,000,000 ($495,178, translated at the September 11, 2026 exchange rate) for fiscal 2027. A 35% weighting is applied to quantitative performance factors and 65% is based on qualitative factors. The award could increase to a maximum of 120% of Mr. Mali’s base salary, based on the assessment of performance against both quantitative and qualitative targets.

Mr. Mali's maximum award represents 120% of his fiscal 2027 base salary, or ZAR 9,600,000 ($594,214, translated at the September 11, 2026 exchange rate).

Mr. Dan Smith

Mr. Smith's cash incentive award provides for an expected performance range cash incentive award of between 20% and 120% of his annual base salary of ZAR 7,222,500 for fiscal 2027. A 50% weighting is applied to quantitative performance factors and 50% is based on qualitative factors. The award could amount to a maximum of 120% of Mr. Smith's base salary based on the assessment of performance against both quantitative and qualitative targets.

Mr. Smith's maximum award represents 120% of his fiscal 2027 base salary, or ZAR 8,667,000 ($536,464, translated at the September 11, 2026 exchange rate).

Quantitative Portion of the Cash Incentive Awards

Mr. Heilbron will be eligible to receive an amount up to 36% of his annual base salary, Mr. Kola will be eligible to receive an amount up to 90% of his annual base salary, Mr. Mali will be eligible to receive an amount up to 42% of his annual base salary, and Mr. Smith will be eligible to receive an amount up to 60% of their individual annual base salary if specified quantitative targets are achieved.

The quantitative targets are as follows:

	Allocation of quantitative portion to quantitative targets
Quantitative targets:	Heilbron	Kola	Mali	Smith
Group Net Revenue	-	5%	5%	5%
Net Revenue Merchant Corporate	10%	-	-	-
Group Adjusted EBITDA	-	5%	5%	10%
Merchant Corporate Segment Adjusted EBITDA	20%	-	-	-
Merchant Segment Adjusted EBITDA	-	-	10%	-
Consumer Segment Adjusted EBITDA	-	-	10%	-
Enterprise Segment Adjusted EBITDA	-	-	5%	-
Specific Merchant and Enterprise metrics	-	60%	-	-
Adjusted EPS	-	-	-	15%
Positive earnings	-	5%	-	-
Net Debt: EBITDA	-	-	-	10%
Free Cash Flow Conversion	-	-	-	10%
Total quantitative portion of cash incentive awards	30%	75%	35%	50%

The Remuneration Committee may award between:

  0% and 36% of Mr. Heilbron's annual base salary,
  0% and 90% of Mr. Kola's annual base salary,
  0% and 42% of Mr. Mali's annual base salary,
  0% and 60% of Mr. Smith's annual base salary,

based on its assessment of each executive's achievement against these quantitative targets.

Qualitative Portion of the Cash Incentive Awards

Mr. Heilbron will be eligible to receive an amount up to 84% of his annual base salary based on his contribution towards enhancing shareholder value through performance criteria, which include (with agreed weighting as a percent of total qualitative award (70%) in parentheses):

  Closing the Bank Zero acquisition (10%);
  Transfer of Consumer lending book to Bank Zero post completion (10%);

  Transfer of Merchant lending book to Bank Zero post completion (10%); and
  Completion of various strategic acquisitions in fiscal 2027 (40%).

Mr. Kola will be eligible to receive an amount up to 30% of his annual base salary based on his contribution towards enhancing shareholder value through performance criteria, which include (with agreed weighting as a percent of total qualitative award (25%) in parentheses):

  Management and integrating Enterprise Utilities (10%);
  Management of Merchant Community channel and participation in Merchant Exco (10%); and
  Improving controls within Merchant Community (5%).

Mr. Mali will be eligible to receive an amount up to 78% of his annual base salary based on his contribution towards enhancing shareholder value through performance criteria, which include (with agreed weighting as a percent of total qualitative award (65%) in parentheses):

  Leading change in Lesaka's values system, which are caring and inclusive, driving a high-performance corporate culture throughout the organization and promoting a customer centric mindset across the organization (25%);
  Participating in policy reforms in the regulatory environments in which Lesaka operates (7.5%);
  Driving communication, public relations, brand management and key stakeholder relationships (20%);
  Overseeing the investor relations function (2.5%);
  Progressing key Environmental, Social and Governance ("ESG") initiatives to align with stakeholder expectations, reinforce corporate responsibility, and support sustainable growth (5%); and
  Enhancing Broad Based Black Economic Empowerment ("B-BBEE") and transformation initiatives (5%).

Mr. Smith will be eligible to receive an amount up to 60% of his annual base salary based on his contribution towards enhancing shareholder value through performance criteria, which include (with agreed weighting as a percent of total qualitative award (50%) in parentheses):

  Executing various finance function improvement plans in fiscal 2027 (20%);
  Integrating the Bank Zero acquisition (10%)
  Developing and managing various treasury and funding processes in fiscal 2027 (5%);
  Demonstrable strengthening of SOX-compliant internal controls, including improved documentation, review rigor, and remediation of identified control weaknesses (10%); and
  Evolving to a performance culture with collaborative and cohesive culture in the finance function across the organization (5%).

The Remuneration Committee may award between:

  0% and 84% of Mr. Heilbron's annual base salary,
  0% and 30% of Mr. Kola's annual base salary,
  0% and 78% of Mr. Mali's annual base salary,
  0% and 60% of Mr. Smith's annual base salary,

based on its assessment of each executive's progress against these qualitative targets.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibits	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESAKA TECHNOLOGIES, INC.

Date: September 14, 2026	By:	/s/ Dan Smith
	Name:	Dan Smith
	Title:	Group Chief Financial Officer